UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2026

RECURSION PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40323	46-4099738
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
41 S Rio Grande Street
Salt Lake City, UT 84101
(Address of principal executive offices) (Zip code)

(385) 269 - 0203
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	RXRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

On November 2, 2026, Recursion Pharmaceuticals, Inc. (the “Company”) issued a press release announcing its results of operations and financial condition for the third quarter ended September 30, 2026. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2026, the Board of Directors (the “Board”) of the Company, upon the recommendation from its Nominating and Corporate Governance Committee (the “Nominating Committee”), increased the number of members of the Board from 9 to 10 and appointed Fred Hassan as Chair of the Board, effective immediately.

The Board appointed Mr. Hassan as a Class II Director of the Board, with his initial term to extend until the 2029 Annual Meeting of Stockholders. Mr. Hassan has not yet been appointed to any committee of the Board.

As a non-employee director, Mr. Hassan will receive cash and equity compensation paid by the Company pursuant to the Recursion Pharmaceuticals, Inc. Outside Director Compensation Policy (the “Director Compensation Policy”), which is described under the caption “Director Compensation – 2026 Changes to the Outside Director Compensation Policy” in the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 30, 2026, as amended by the Board from time to time, and Mr. Hassan will enter into an indemnification agreement with the Company on the Company’s standard form of indemnification agreement for officers and directors.

There are no transactions in which Mr. Hassan has a direct or indirect material interest requiring disclosure under Item 404(a) of Regulation S-K and there are no arrangements or understandings between Mr. Hassan and any other person pursuant to which he was selected as a director of the Company.

Item 7.01. Regulation FD Disclosure.

On November 2, 2026, the Company released a press release announcing the appointment of Mr. Hassan as Chair of the Board, as described in Item 5.02, above. A copy of the press release is attached hereto as Exhibit 99.2 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

Also on November 2, 2026, the Company released a press release announcing the data presented at CGA-IGC conference on November 2, 2026. A copy of the press release is attached hereto as Exhibit 99.3 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

Also on November 2, 2026, the Company released a presentation made in connection with its earnings call on November 3, 2026. A copy of the presentation is attached hereto as Exhibit 99.4 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

The information furnished pursuant to Item 2.02 (including Exhibit 99.1) and 7.01 (including Exhibits 99.2 and 99.3) on this Form 8-K, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward Looking Statements

The Company cautions you that statements contained in this report include or are based upon “forward-looking statements” within the meaning of the Securities Litigation Reform Act of 1995, including all statements that are not historical facts. Forward-looking statements may or may not include identifying words such as “plan,” “will,” “expect,” “anticipate,” “intend,” “believe,” “potential,” “continue,” and similar terms. These statements are subject to known or unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statements such as those described under the heading “Risk Factors” in the Company’s filings with the SEC, including the Company’s most recent Annual Report on Form 10-K and all subsequently filed Quarterly Reports on Form 10-Q. All forward-looking statements are based on management’s current estimates, projections, and assumptions, and the Company undertakes no obligation to correct or update any such statements, whether as a result of new information, future developments, or otherwise, except to the extent required by applicable law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release issued by the Company dated November 2, 2026.
99.2	Press release issued by the Company announcing the appointment of Mr. Hassan, dated November 2, 2026.
99.3	Press release issued by the Company announcing REC-4881 Data Presented at CGA-IGC dated November 2, 2026.
99.4	Earnings call presentation of Recursion Pharmaceuticals, Inc. dated November 3, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on November 2, 2026.

RECURSION PHARMACEUTICALS, INC.

By:	/s/ Ben Taylor
Ben Taylor
Chief Financial Officer